Exhibit 10.22

CONFIDENTIAL

STRATEGIC ALLIANCE: NON-EXCLUSIVE LICENSE AGREEMENT

- BREAST, PROSTATE and LUNG CANCER -

This License Agreement (“Agreement”) is made by and between COLEY PHARMACEUTICAL GROUP INC., Inc. having a place of business at 93 Worcester Street, Suite 101, Wellesley, MA, 02481, USA (herein referred to as “COLEY”) and GLAXO GROUP LIMITED, a corporation located at, 980 Great West Road, Brentford, Middlesex TW8 9GS, United Kingdom (herein referred to as “GSK”).

WITNESSETH THAT:

WHEREAS, COLEY is the owner of certain right, title and interest in, and/or is otherwise in possession and/or control of the right to grant licenses under, certain patents in the manner and to the extent identified in Appendix A hereto, and know-how to the extent identified in Appendix B hereto, in the field of certain adjuvant technology which has been demonstrated to exhibit activity in animals and humans when used in combination with a variety of antigen materials; and

WHEREAS, GSK has developed and/or is developing or evaluating vaccines for the prevention and/or treatment of cancer in humans; and

WHEREAS GSK desires to obtain certain worldwide non-exclusive licenses from COLEY under the aforesaid patents and know-how in the FIELD (as defined below), and COLEY is willing to grant to GSK such licenses in accordance with the provisions set forth herein.

NOW, THEREFORE, in consideration of the covenants and obligations expressed herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound the parties agree as follows:

1. DEFINITIONS

1.01

“ADDITIONAL ADJUVANT” shall mean any and all compounds, compositions, components or formulation of components other than ADJUVANT included in PRODUCT or COMBINATION (provided ADDITIONAL ADJUVANT is contained in

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the vials, containers or other administration devices referred to in Section 1.26), used to induce, augment, fine-tune or enhance an ANTIGEN specific immune response of PRODUCT or COMBINATION on top of the response already induced, augmented, fine-tuned or enhanced by ADJUVANT in the PRODUCT or COMBINATION.

1.02	“ADJUVANT” shall mean (i) COLEY motifs and COLEY oligonucleotides containing immunostimulatory unmethylated cytosine guanine dinucleotides and (ii) any and all compounds or compositions, whether produced naturally or by semisynthetic or synthetic means, alone or in admixture with another material (excluding “ADDITIONAL ADJUVANT”), in a suitable vehicle which is used to induce, augment, fine-tune or enhance an ANTIGEN specific immune response and which is covered by, or made with the use of TECHNOLOGY. For the avoidance of doubt an oligonucleotide that does not induce, augment, fine-tune or enhance an ANTIGEN specific immune response is not an ADJUVANT for the purpose of the Agreement.

1.03	“AFFILIATE(S)” shall mean any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly owns, is owned by or is under common ownership with a party to this Agreement to the extent of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with a party to this Agreement.

1.04	“ANNUAL NET SALES VALUE” shall mean NET SALES VALUE of PRODUCTS and/or COMBINATIONS in a calendar year.

1.05	“ANTIGEN” shall mean any active ingredient such as (but not limited to) live attenuated micro-organisms, whole killed micro-organisms or subunit vaccines (e.g. polysaccharides, polysaccharide conjugates, peptides, recombinant proteins, glycolipids), that elicits an ANTIGEN specific immune response. ANTIGENS exclude antigens which are nucleic acids expressed in vivo following introduction of an encoded gene.

1.06	“BENEFIT” shall mean that:

1)	the protective and/or therapeutic response to an ANTIGEN is improved (e.g. increased) or;

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2)	the dosage of such an ANTIGEN is decreased (i.e. lesser dose needed) or;

3)	the schedule of immunization or route of administration with such ANTIGEN is improved (e.g. lower number of inoculations).

1.07	“BROAD FIELD OF USE claim” shall mean a claim in existing PATENTS which as mutually agreed between both parties, provides an enforceable monopoly right which can be used to effectively prevent a THIRD PARTY (other than the other non-exclusive licensee(s)) from developing, using, making or marketing in the FIELD any product comprising a LICENSED ANTIGEN(S) in combination with any immunostimulatory oligonucleotide intended for use in humans containing an unmethylated cytosine guanine dinucleotide. In the event of any dispute between the parties as to whether a claim is a BROAD FIELD OF USE claim, such dispute shall be resolved in accordance with Section 15.02.

1.08	[deliberately left blank]

1.09	“COMBINATION” shall mean - subject to Section 1.26 — any and all pharmaceutical compositions covered by a single PRODUCT LICENSE and approved under such PRODUCT LICENSE for the sole purpose of PROPHYLACTIC IMMUNIZATION or THERAPEUTIC IMMUNIZATION in the FIELD consisting of:

(i)	PRODUCT in (a) vial(s) or other containers or administration devices which is (are) administered concomitantly with

(ii)	LICENSED ANTIGEN(S) in (a) vial(s) or other containers or administration devices which is(are) not adjuvanted with ADJUVANT,

provided that either (x) no PRODUCT LICENSE exists for such LICENSED ANTIGEN(S) contained in the vial(s) or other containers or administration devices under (ii) above which limits the use of such LICENSED ANTIGEN(S) to exclusive concomitant administration either with ADJUVANT or with PRODUCT under (i) above or with any or certain adjuvants (including but not limited to ADJUVANT), or (y) COLEY is unable to provide evidence that ADJUVANT as part of PRODUCT referred to under (i) above has provided a BENEFIT to the LICENSED ANTIGEN(S) referred to in (ii) above and which is beyond and above the BENEFIT provided by adjuvants other than ADJUVANT (contained in the same vials or other containers or administration devices as LICENSED ANTIGEN(S) referred to under (ii) above) to such LICENSED ANTIGEN(S). If either such a PRODUCT LICENSE referred to in (x) exists or

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COLEY is able to provide the evidence in (y), then the combination of (i) and (ii) shall be a PRODUCT, not a COMBINATION.

1.10	“COMPOSITION OF MATTER claim” shall mean a claim which provides an enforceable monopoly right that can be used to effectively prevent a THIRD PARTY (other than other non-exclusive licensee(s)) from developing, using, making or marketing any product in the FIELD for use in humans comprising a LICENSED ANTIGEN which GSK has incorporated into PRODUCT in combination with an ADJUVANT which GSK has incorporated into such PRODUCT which is in preclinical or clinical testing or on the market. In the event of any dispute between the parties as to whether a claim is a COMPOSITION OF MATTER claim, such dispute shall be resolved in accordance with Section 15.02.

1.11	“CONFIDENTIAL INFORMATION” shall mean any information, data, patents, documents, memoranda, reports, correspondence, drawings, clearly marked as CONFIDENTIAL and exchanged between both parties under this Agreement. Information disclosed orally must be reduced to writing and marked CONFIDENTIAL within thirty (30) days of the disclosure to be considered as CONFIDENTIAL INFORMATION.

1.12	“DISPUTED PATENT” shall mean University of Iowa Research Foundation US patent application No WO 96/02555 claiming priority to U.S. patent application Serial Number 08/276,358 dated 15/7/94 and all divisions and continuations of this application, all patents issuing from such applications, any reissues, reexaminations and extensions of all such patents and all foreign counterparts of the foregoing, and any other claim pertaining to any PATENT which has been made in writing by THIRD PARTIES on or before December 18, 1998 or during the EVALUATION PERIOD (as defined in the License Agreement - Infectious Diseases dated December 18, 1998 (as amended by Amendment No. 1 dated December 18, 1999) and which may adversely affect GSK’s rights hereunder.

1.13	“DNA VACCINE” shall mean a pharmaceutical composition for PROPHYLACTIC IMMUNIZATION or THERAPEUTIC IMMUNIZATION against cancers in humans, wherein the ANTIGEN (including LICENSED ANTIGEN(S)) is encoded in nucleic acid and expressed in vivo following introduction of the nucleic acid.

1.14	“EFFECTIVE DATE” shall mean, notwithstanding the date this Agreement is executed, 13 December 2001.

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1.15	“ESCROW” shall mean an account of GSK opened at a UK bank from which no amounts can be withdrawn other than by mutual consent of both parties or from which amounts can be released in accordance with the provisions of Section 3.06.

1.16	“FIELD” shall mean the use of ADJUVANT in combination with LICENSED ANTIGEN(S) as part of a PRODUCT and/or COMBINATION for the purpose of inducing, augmenting, fine-tuning or enhancing in vivo, in vitro or ex vivo of an ANTIGEN specific immune response and in all cases for PROPHYLACTIC IMMUNIZATION and/or THERAPEUTIC IMMUNIZATION against LICENSED CANCERS in humans, excluding SPECIFIC FIELD.

It is understood however that FIELD shall include the use of ADJUVANT in combination with LICENSED ANTIGEN(S) in the same vial regardless of whether ADDITIONAL ADJUVANT has been formulated in the same vial. Subject to Section 2.03, nothing shall prevent the use of PRODUCT and/or COMBINATION in the FIELD in conjunction with ANTIGENS for use outside the FIELD, provided that GSK shall not develop and/or register a product which combines such other ANTIGENS in the same vial, container or other means of administration with ADJUVANT (whether alone or formulated with LICENSED ANTIGEN(S)) and shall not seek a product license for such other ANTIGENS to be administered concomitantly with ADJUVANT (whether as part of PRODUCT or COMBINATION or alone), PRODUCT or COMBINATION, unless such other ANTIGEN is not derived from or is not specifically expressed in a particular cancer form but is broadly expressed in or present in solid tumor cancers including a LICENSED CANCER (e.g. such other ANTIGEN is associated with angiogenisis or tumor invasion mechanism) in which case product license for concomitant use and administration of such other ANTIGEN with ADJUVANT as part of PRODUCT or COMBINATION will be deemed within the FIELD.

1.17	“FIRST LICENSED ANTIGEN” shall have the meaning set forth in Section 1.20 below.

1.18

“INFRINGE” or “INFRINGED” or “INFRINGEMENT” shall mean that on a country per country basis, a THIRD PARTY (other than COLEY or its other non-exclusive licensee(s)) has filed a PLA for a product claimed by COLEY PATENT claims or is commercially manufacturing, commercially using or importing such a product, provided, however, that if COLEY can demonstrate that COLEY is, within a six (6)

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month period following such PLA filing of the THIRD PARTY product, actively negotiating with such THIRD PARTY a license in order to avoid INFRINGEMENT of the PATENT in all countries where such INFRINGEMENT exists and successfully enters into such license agreement, no INFRINGEMENT shall be deemed to exist or have existed. Failing to do so, INFRINGEMENT is deemed to exist as from the end of such six (6) month period. Notwithstanding the foregoing, in case of sale of such THIRD PARTY product and absent execution of the license agreement referred to above, INFRINGEMENT shall be deemed to exist.

1.19	“KNOW-HOW” shall mean all present and future technical information, materials and know-how which relate to ADJUVANT and which are now and/or at any time during the term of this Agreement developed, owned, proprietary to and/or controlled by COLEY and/or any AFFILIATES of COLEY and under which COLEY has now, or in the future, the right to grant licenses or sublicenses, and which are necessary for or useful to the development, production and commercialization of ADJUVANT within the FIELD. KNOW-HOW shall include, without limitation, all chemical, pharmacological, toxicological, clinical, assay, control and manufacturing data and any other information relating thereto and any materials, seeds, strains, reagents and media. KNOW-HOW shall not include PATENTS. A summary of KNOW-HOW is described in Appendix B. In all events KNOW-HOW shall be secret and substantial or contained in a PATENT or PATENT application in any country or described in Appendix B.

1.20	“LICENSED ANTIGEN” shall mean any ANTIGEN expressed in LICENSED CANCER for which a license to use ADJUVANT with such ANTIGENS is granted to GSK hereunder for the use specified in Section 2 as part of PRODUCT and/or COMBINATION in which ADJUVANT induces, augments, fine-tunes or enhances the ANTIGEN specific immune response of such LICENSED ANTIGEN. For the avoidance of doubt, LICENSED ANTIGEN shall refer to any and all ANTIGENS which are expressed in LICENSED CANCER, it being understood however that a maximum of three (3) LICENSED CANCER are the subject matter of the license granted hereunder. In this context “FIRST LICENSED ANTIGEN” refers to any and all ANTIGENS which are expressed in the LICENSED CANCER: Breast Cancer, “SECOND LICENSED ANTIGEN” refers to any and all ANTIGENS which are expressed in the LICENSED CANCER: Prostate Cancer, and “THIRD LICENSED ANTIGEN” refers to any and all ANTIGENS which are expressed in LICENSED CANCER: Lung Cancer.

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1.21	“LICENSED CANCER” shall mean any of the three licensed cancers listed in Section 2.01 for which a license to use ADJUVANT with LICENSED ANTIGEN(S) expressed in such cancer, is granted to GSK pursuant to Section 2.

1.22.I.	“NET SALES VALUE” shall mean the gross receipts from sales of PRODUCT and/or COMBINATION in the TERRITORY by GSK and/or its AFFILIATES to THIRD PARTIES less the following amounts actually paid or allowed by GSK and/or its AFFILIATES with respect to such sales:

(i)	transportation charges, including insurance; and

(ii)	GSK’s standard costs for syringes and other administration devices combined with or contained in commercial packaging; and

(iii)	sales and excise taxes and duties levied on the sale or delivery of PRODUCT and/or COMBINATION and contributions and payments required by any governmental authorities as liability provisions and/or made pursuant to injury compensation schemes and/or as product liability insurance premiums; and

(iv)	trade and quantity and cash discounts, governmentally required commissions and other customary rebates; and

(v)	allowances or credits to customers or charges back from customers on account of rejection or return of PRODUCT and/or COMBINATION subject to royalty under this Agreement or on account of retroactive price reductions affecting such PRODUCT and/or COMBINATION; and

(vi)	royalties payable and/or paid by GSK and/or its AFFILIATES to THIRD PARTIES on the manufacture, use and/or sale of PRODUCT and/or COMBINATION for the use in the FIELD of technology not encompassed within TECHNOLOGY and which is not the subject of the offset set forth in Section 4 hereof, and provided that deductions under this heading (vi) shall not exceed [****] percent ([*]%) of gross receipts from sales of PRODUCT and/or COMBINATION on which such royalty is payable hereunder in the TERRITORY by GSK and/or its AFFILIATES.

Sales between or among GSK and its AFFILIATES shall be excluded from the computation of NET SALES VALUE except where such AFFILIATES are end users, but NET SALES VALUE shall include the subsequent final sales to THIRD PARTIES by such AFFILIATES.

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1.22.II.	In the case of any COMBINATION, NET SALES VALUE of COMBINATION shall be calculated as follows:

(i)	By multiplying the NET SALES VALUE of the COMBINATION by the fraction A/A + B, where subject to the definition set forth in Sections 1.09 and 1.26, A is the gross selling price, during the royalty period in question, of PRODUCT(S) contained in the vials or other containers or administration devices referred to in Section 1.09(i), when sold separately; and B is the gross selling price, during the royalty period in question, of product(s) contained in the vials or other containers or administration devices referred to in Section 1.09 (ii), when sold separately; or

(ii)	In the event that no such separate sales are made of such components of such COMBINATION during the royalty period in question, NET SALES VALUE, for the purposes of determining royalty payments, shall be calculated using the above formula under (i) where A is the reasonably estimated commercial value of the PRODUCT(S) contained in the vials or other containers or administration devices referred to in Section 1.09(i) above, when sold separately, and B is the reasonably estimated commercial value of the other product(s) contained in the vials or other containers or administration devices referred to in Section 1.09(ii) above, when sold separately. Any such estimates shall be determined using criteria to be mutually agreed upon by the parties. Such estimates shall be reported to COLEY with the reports to be provided to COLEY pursuant to Section 10.02 hereof.

(iii)	If the parties cannot agree on any estimates as set forth in (ii) above, the matter shall be resolved pursuant to the provisions of Sections 15.02 and 15.03.

(iv)	In the event no reasonable commercial value can be attributed to the separate components of COMBINATION under paragraphs (ii) and (iii) above, the following formula shall apply: NET SALES VALUE shall be multiplied by the formula x/y in which x is the total number of LICENSED ANTIGEN contained in the vials or other containers or administration devices referred to in Section 1.09(i) and Y is the total number of ANTIGENS (including LICENSED ANTIGEN) contained in COMBINATION.

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1.23	“OPTION AGREEMENT” shall mean the Option Agreement dated December 18, 1998 and its Amendment no. 1 dated March 14, 2000 entered into by and between the parties hereto.

1.24	“OTHER PATENTS” shall mean patents and/or patent applications owned and/or controlled by THIRD PARTIES having claims which would be infringed by GSK developing, having developed, making, having made, using, having used, selling or having sold ADJUVANT as part of PRODUCT and/or COMBINATION.

1.25	“PATENT(S)” shall mean all patents and patent applications which are or become owned and/or controlled, in whole or in part, by COLEY and/or any AFFILIATES of COLEY including patents and patent applications claiming inventions made by COLEY under which COLEY has, now or in the future, the right to grant licenses or sublicenses and which generically or specifically claim ADJUVANT and/or use of ADJUVANT and/or a process for manufacturing ADJUVANT, and/or intermediates used in such process, and which are useful in the FIELD. Included within the definition of PATENTS are any continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions including SPC’s thereof. Also included within the definition of PATENTS are any patents or patent applications which generically or specifically claim or have claims covering any improvements of ADJUVANT or intermediates or manufacturing processes required or useful for production of ADJUVANT which are developed by COLEY, and/or under which COLEY otherwise has the right to grant licenses or sublicenses, now or in the future, during the term of this Agreement and in all cases which relate to the FIELD. The list of patents and patent applications encompassed within PATENTS on the EFFECTIVE DATE is set forth in Appendix A attached hereto. PATENTS shall consist of five groups: “IOWA PATENTS” listed in Section 1 of Appendix A, “LOEB PATENTS” listed in Section 2 of Appendix A, “ISIS PATENTS” listed in Section 3 of Appendix A, “PHS PATENTS” listed in Section 5 of Appendix A and “COLEY PATENTS” which shall include all PATENTS listed in Section 4 and all other PATENTS not listed in Section 1, 2, 3 or 5 of Appendix A.

[Each Section will list present patents and applications and will be updated to include all future patents and applications licensed to COLEY in the FIELD under the relevant agreement or will be updated to include those resulting from developments or inventions made by COLEY in the FIELD. Future patents and

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patent application in the FIELD licensed by COLEY which are not IOWA PATENTS, LOEB PATENTS or ISIS PATENTS shall be considered as COLEY PATENTS for the purpose of updating Appendix A.]

1.26	“PRODUCT” shall mean any and all pharmaceutical compositions for PROPHYLACTIC IMMUNIZATION and/or THERAPEUTIC IMMUNIZATION in the FIELD comprising (or including the administration of) one or more of the LICENSED ANTIGENS in combination with ADJUVANT as an ingredient or component in any formulation, configuration, combination and/or delivery system, in which ADJUVANT induces, augments, fine-tunes or enhances the ANTIGEN specific immune response of any of such LICENSED ANTIGEN(S) contained within PRODUCT. Subject to the above, it is explicitly understood that PRODUCT shall include:

(i)	a PRODUCT in (a) vial(s) or other containers or administration devices, all of which contain LICENSED ANTIGEN(S), combined with ADJUVANT and which may be adjuvanted with ADDITIONAL ADJUVANTS.

(ii)	a PRODUCT as defined in (i) above which is administered concomitantly with a product in (a) vial(s) or other containers or administration devices, all of which contain LICENSED ANTIGEN(S) which are not adjuvanted with ADJUVANT (the latter product hereinafter being referred to as “NON ADJUVANTED PRODUCT”) provided that either:

(ii) (x)

the PRODUCT LICENSE issued by the regulatory authorities limits the use of NON ADJUVANTED PRODUCT to exclusive concomitant administration only (except as set forth in the proviso in this sentence) with ADJUVANT or with PRODUCT as defined under (i) above regardless of whether NON ADJUVANTED PRODUCT is administered concomitantly in the same lymphnode as ADJUVANT or PRODUCT defined under (i) above, or not; provided that if the PRODUCT LICENSE limits the use to exclusive concomitant administration of NON ADJUVANTED PRODUCT with any or certain adjuvants (including but not limited to ADJUVANT) or with (a) product(s) which (all) contain(s) LICENSED ANTIGEN(S) and any or certain adjuvants (including but not limited to ADJUVANT), then a portion of the NON ADJUVANTED PRODUCT shall be treated as PRODUCTS and the parties shall determine the number of PRODUCTS to be so treated as follows: based on IMS data and sales data provided by GSK for the same period (which may be

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audited by COLEY at COLEY’s expense) for the sales of (a) vials or other containers or administration devices containing LICENSED ANTIGEN(S) and ADJUVANT on the one hand and (b) vials or other containers or administration devices containing LICENSED ANTIGEN(S) and the certain adjuvants other than ADJUVANT on the other hand, the number of NON ADJUVANTED PRODUCTS shall be distributed pro rata between (x) PRODUCTS, and (y) products consisting of LICENSED ANTIGEN(S) and an adjuvant other than ADJUVANT.

or:

(ii)(y)	even if there is no such restriction in the PRODUCT LICENSE for NON ADJUVANTED PRODUCT as provided for under (ii) (x) above, COLEY is able to demonstrate that NON ADJUVANTED PRODUCT which is adjuvanted with adjuvant(s) other than ADJUVANT BENEFITS from ADJUVANT contained in PRODUCT defined in (i) above and such BENEFIT is beyond and above the BENEFIT provided by adjuvants contained in NON ADJUVANTED PRODUCT.

1.27	“PRODUCT LICENSE” means the receipt of all necessary approvals from the relevant regulatory authority for the sale of PRODUCT or COMBINATION.

1.28	“PROPHYLACTIC IMMUNIZATION” shall mean the use of PRODUCT or COMBINATION to immunize humans with no diagnosed relevant disease.

1.29	“SECOND LICENSED ANTIGEN” shall have the meaning set forth in Section 1.20 above.

1.30	“SIGNIFICANT COMPETITION” shall mean on a country-per-country and PRODUCT-per-PRODUCT basis including COMBINATIONS, the marketing by a THIRD PARTY (other than COLEY or its other non-exclusive licensee(s)) of a competing product (including a combination) in the FIELD which utilizes unmethylated cytosine guanine dinucleotides as adjuvant in combination with LICENSED ANTIGEN(S) licensed hereunder, to the extent such competitor has achieved a market share of [******] percent ([**]%) or more or has doubled the market share it had achieved in the previous year from a base market share of at least [****] percent.

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1.31	“SPC” shall mean all Supplementary Protection Certificates for medicinal products and their equivalents provided under the Council Regulation (EEC) N° 1768/92 of June 18, 1992.

1.32	“SPECIFIC FIELD” shall mean without limitation the use of ADJUVANT (i) in combination with DNA VACCINES or (ii) other than in combination with a LICENSED ANTIGEN and independently from a LICENSED ANTIGEN or (iii) in combination with antibodies in passive immunotherapy applications when not combined with a tumor ANTIGEN; or (iv) in all non ANTIGEN specific ex vivo applications or (v) for all purposes other than eliciting, inducing, augmenting, fine-tuning or enhancing an ANTIGEN-specific immune response.

1.33	“TECHNOLOGY” shall mean KNOW HOW and/or PATENTS.

1.34	“TERRITORY” shall mean all the countries and territories in the world.

1.35	“THERAPEUTIC IMMUNIZATION” shall mean the use of PRODUCT or COMBINATION to treat humans with diagnosed relevant disease.

1.36	“THIRD LICENSED ANTIGEN” shall have the meaning set forth in Section 1.20 above.

1.37	“THIRD PARTY(IES)” shall mean any party which is neither a party to this Agreement nor an AFFILIATE.

1.38	“VALID CLAIM” shall mean a claim subsisting in a patent or in a pending patent application, being a claim that has not finally been canceled, revoked or held invalid by a final decision of a court or other authority having jurisdiction to decide the issue. A final decision in this context means a decision which has become legally binding either because no appeal has been taken and the time for appeal has expired, or because any appeal taken is no longer pending, leaving the decision of cancellation, revocation or invalidation standing without possibility of further appeal.

For the purpose of this Agreement, except as otherwise expressly provided in this Agreement or unless the context otherwise requires: (a) defined terms include the plural as well as the singular and the use of any gender shall be deemed to include the other gender; (b) references to “Articles”, “Sections” and other subdivisions and to “Schedules” without reference to a document, are to designated Articles, Sections and other subdivisions of, and to Schedules to, this Agreement; (c) the use of the term “including” means “including but not

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limited to”; and (d) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provisions.

2.	GRANT

2.01	(a) In consideration of the obligations assumed by GSK hereunder and subject to the terms and conditions of this Agreement, as of the EFFECTIVE DATE COLEY hereby grants to GSK and to any AFFILIATES of GSK a non-exclusive license under TECHNOLOGY to develop, have developed, make, have made, use, have used, sell, offer for sale, have sold, keep and/or import in the TERRITORY and in the FIELD any PRODUCTS and/or COMBINATIONS in any formulation, composition or delivery systems (including without limitation ADJUVANTS for use as part of PRODUCTS and/or COMBINATION) which contain any of the following two LICENSED ANTIGENS:

•	Any and all ANTIGENS expressed in Prostate Cancer

•	Any and all ANTIGENS expressed in Breast Cancer.

(b) In further consideration of the obligations assumed by GSK hereunder and subject to the terms and conditions of this Agreement, as of May 22, 2002 COLEY hereby grants to GSK and to any AFFILIATES of GSK a non-exclusive license under TECHNOLOGY to develop, have developed, make, have made, use, have used, sell, offer for sale, have sold, keep and/or import in the TERRITORY and in the FIELD any PRODUCTS and/or COMBINATIONS in any formulation, composition or delivery systems (including without limitation ADJUVANTS for use as part of PRODUCTS and/or COMBINATION) which contain the following LICENSED ANTIGENS:

•	Any and all ANTIGENS expressed in Lung Cancer.

2.02	GSK, and GSK alone, may choose to exclude from the license granted under Section 2.01 the IOWA PATENTS, the LOEB PATENTS, PHS PATENTS or the ISIS PATENTS.

2.03

The license granted hereby shall not include the right to sell ADJUVANT except when included in a vial or other container or administration device containing at least one LICENSED ANTIGEN as part of PRODUCT or COMBINATION. Subject to the definition of FIELD set forth in Section 1.16, the license granted by this Section shall not include the right to develop, have developed, make, have made,

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use, have used, sell, have sold, keep and/or import any product for use in any cancer or disease other than a LICENSED CANCER. GSK agrees that it will not seek a PRODUCT LICENSE to sell any PRODUCT or COMBINATION for any cancer or disease other than a LICENSED CANCER and will not promote any PRODUCT or COMBINATION for any use other than for a LICENSED CANCER. For the sake of clarity, nothing in this Agreement shall be construed by any means as a limitation of GSK’s rights pursuant to the License Agreement-Infectious Diseases dated December 18, 1998 (as amended by Amendment No. 1 dated December 18, 1999).

3.	LICENSE FEES, PATENT GRANT FEES, MILESTONE PAYMENTS AND ROYALTIES

3.01.	(a) In consideration of PATENTS and KNOW-HOW resulting from the use of the research performed by COLEY prior to the EFFECTIVE DATE and the right to use pre-clinical information developed by COLEY prior to the EFFECTIVE DATE, the parties acknowledge and agree that GSK has paid COLEY a non-refundable license fee in the amount of one (1) million US dollars ($1,000,000 US$) for each of the FIRST LICENSED ANTIGEN and SECOND LICENSED ANTIGEN, which payments were received by COLEY prior to the execution of this Agreement.

(b) In further consideration of PATENTS and KNOW-HOW resulting from the use of the research performed by COLEY prior to the EFFECTIVE DATE and the right to use pre-clinical information developed by COLEY prior to the EFFECTIVE DATE, GSK shall pay once only for the THIRD LICENSED ANTIGEN the following non-refundable License Fee to COLEY: two million US dollars (2,000,000 US$), which shall be paid within five (5) working days of the execution of the present Agreement by the last party hereto.

(c) The above referenced License Fees shall be allocated among the IOWA PATENTS, LOEB PATENTS, ISIS PATENTS, PHS PATENTS, COLEY PATENTS and KNOW HOW as follows:

For each of the FIRST LICENSED ANTIGEN and the SECOND LICENSED ANTIGEN:

IOWA PATENTS:	[*******] US$
LOEB PATENTS:	[*******] US$
ISIS PATENTS:	[******] US$
PHS PATENTS:	[******] US$
COLEY PATENTS:	[*******] US$
KNOW HOW:	[******] US$

TOTAL: 1,000,000 US$ for each of the FIRST and SECOND LICENSED ANTIGENS

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For the THIRD LICENSED ANTIGEN:

IOWA PATENTS:	[	*******] US$
LOEB PATENTS:	[	*******] US$
ISIS PATENTS:	[	*******] US$
PHS PATENTS:	[	*******] US$
COLEY PATENTS:	[	*******] US$
KNOW HOW:	[	*******] US$

TOTAL: 2,000,000 US$ for the THIRD LICENSED ANTIGEN

In the event GSK elects to exclude any of the above groups of PATENTS from its license for any LICENSED CANCER and the related LICENSED ANTIGEN pursuant to Section 2.02, the License Fee will be reduced by the amount set forth above for such group of PATENTS.

3.02	(a) GSK shall pay once only for the FIRST LICENSED ANTIGEN and once only for the SECOND LICENSED ANTIGEN and once only for the THIRD LICENSED ANTIGEN the following milestone payments to COLEY upon the first achievement of the following development milestones for the first PRODUCTS or COMBINATIONS containing such LICENSED ANTIGENS:

1.	Initiation of first phase 1 clinical trial in the USA, Canada or Europe:

For each of the FIRST and SECOND LICENSED ANTIGENS: [*********************] US dollars ([*******] US$); and

For the THIRD LICENSED ANTIGEN: [***********] US dollars ([*********] U.S. $).

2.	Initiation of phase II clinical trial in the USA, Canada or Europe:

For each of the FIRST and SECOND LICENSED ANTIGENS: [*********************] US dollars ([*******] US$); and

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For the THIRD LICENSED ANTIGEN: [***********] U.S. dollars ([*********] U.S. $).

3.	Initiation of phase Ill clinical trial in the USA, Canada or Europe:

For each of the FIRST and SECOND LICENSED ANTIGENS: [*********************************] U.S. dollars ([*********] US$)

For the THIRD LICENSED ANTIGEN: [**************] U.S. dollars ([*********] U.S. $).

4.	Submission and acceptance for regulatory review for marketing approval of PRODUCT or COMBINATION to the appropriate regulatory agency in USA:

For each of the FIRST and SECOND LICENSED ANTIGENS: [*********************************] U.S. dollars ([*********] US$); and

For the THIRD LICENSED ANTIGEN: [**************] U.S. dollars ([*********] U.S.$).

5.	Submission and acceptance for regulatory review for marketing approval of PRODUCT or COMBINATION to the appropriate regulatory agency in Europe (as defined below):

For each of the FIRST and SECOND LICENSED ANTIGENS[***********************************] U.S. dollars ([*********] US$); and

For the THIRD LICENSED ANTIGEN: [**************] U.S. dollars ([*********] U.S.$).

6.	Marketing approval of PRODUCT or COMBINATION by the FDA in the USA:

For each of the FIRST and SECOND LICENSED ANTIGENS: [**************] U.S. dollars ([*********] U.S.$).

For the THIRD LICENSED ANTIGEN: [***********] U.S. dollars ([*********] U.S.$).

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7	License Maintenance Fee: GSK shall pay a license maintenance fee for the first PRODUCT and/or COMBINATION only in the amount of: (a) [******************************] US dollars ([*******] US$) per year for each of the FIRST LICENSED ANTIGEN and the SECOND LICENSED ANTIGEN, and (b) [*********************] US dollars ([*******] US$) per year for the THIRD LICENSED ANTIGEN, each as from the fourth anniversary of the initiation of a successful pivotal phase Ill clinical trial in Europe, USA or Canada until the moment the first marketing approval for such PRODUCT or COMBINATION is obtained in Europe, USA or Canada, whichever is the first. For the avoidance of doubt, no such license maintenance fee shall be due if PRODUCT or COMBINATION is registered in Europe, USA or Canada prior to such fourth anniversary of the initiation of pivotal phase III clinical trial in Europe, USA or Canada.

If any milestone is reached without achieving a preceding milestone, then the amount which would have been payable on achievement of the preceding milestone shall be payable upon achievement of the following milestone. For example, if a PRODUCT relating to the FIRST or SECOND LICENSED ANTIGEN is submitted and accepted for regulatory review for marketing approval on the basis of a Phase II trial without conducting a Phase III trial, then a total of [*********] US$ will be due upon such submission and acceptance ($[*********] for such submission and acceptance and $[*********], which would have become payable upon the initiation of Phase III). If any milestone has been reached prior to execution of this Agreement, the milestone payment for such milestone shall be paid upon execution of this Agreement.

3.03	In Section 3.02 the following terms shall have the meanings defined below:

“Initiation” for the purpose of Phase 1 clinical trial, Phase 2 clinical trial and Phase 3 clinical trial shall mean that the following activities have been carried out for the purpose of a given phase: the clinical lots have been released, GSK’s Corporate Safety Board has approved the trial, the principal investigator has signed the clinical study protocol and the ethical review board and the relevant authorities have approved the clinical trial protocol for such phase.

“Phase I clinical trial” means that PRODUCT or COMBINATION is administered in a clinical trial in order to investigate safety and immunogenicity of PRODUCT and/or COMBINATION in humans;

“Phase II clinical trial” means that PRODUCT or COMBINATION is administered in

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a second clinical trial which after successful completion of phase I clinical trial, which is designated to evaluate efficacy and immunogenicity of PRODUCT of the exact same composition as the one tested successfully in the Phase I trial;

“Phase Ill clinical trial” means that PRODUCT and/or COMBINATION is administered to subjects in a pivotal clinical trial for which regulatory authorization has been obtained as a result of the ‘Filing for Phase III’ or the date that GSK has been convinced to its satisfaction that the FDA has determined that data produced during Phase II clinical trials is sufficient to support filing of a PLA without any data from Phase III clinical trials.

“Europe” means that the regulatory agency is the EMEA/CPMP (centralized procedure) or, in the event that the decentralized procedure is followed, that the procedure encompasses more than two major countries chosen from UK, Spain, France, Germany and Italy.

3.04	No milestone payment for a given milestone shall be due for any subsequent PRODUCT and/or COMBINATION which targets a given LICENSED CANCER if the same milestone set forth in Section 3.02 for a PRODUCT and/or COMBINATION which targets such LICENSED CANCER has been previously paid by GSK pursuant to Section 3.02.

3.05	[*****] percent of the marketing approval milestone payments set forth in Section 3.02 point 6 for PRODUCTS and/or COMBINATIONS for a given LICENSED CANCER are creditable against current and future royalties owed pursuant to Sections 3.06 and 3.09 on the account of sales of PRODUCTS and/or COMBINATIONS registered for such LICENSED CANCER and the license maintenance fee set forth in Section 3.02 point 7 for a given LICENSED CANCER shall be fully creditable against current and future royalties owed pursuant to Sections 3.06 and 3.09 on the account of sales of PRODUCTS and/or COMBINATIONS registered for such LICENSED CANCER, provided that such credits shall not cause the royalties otherwise payable in any one calendar quarter to be reduced by more than [*****] percent ([**]%). However, any uncredited balance of creditable milestone payments will be carried forward to any following calendar quarter.

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3.06.I	As consideration for the license under PATENTS granted to GSK under this Agreement and subject to Sections 3.07 and 4, GSK shall pay to COLEY the following royalties (“Patent Royalty”) on NET SALES VALUE of PRODUCTS and/or COMBINATIONS registered for a LICENSED CANCER where ADJUVANT (which is part of PRODUCT or COMBINATION), PRODUCT or COMBINATION is covered by:

A.1.	a “BROAD FIELD OF USE” claim in a PATENT issued in the country where the PRODUCT and/or COMBINATION is sold:

On the portion of ANNUAL NET SALES VALUE:

up to [********************] US dollars (<US$ [***********]):

[***] % for the FIRST and SECOND LICENSED ANTIGEN, and

[***] % for the THIRD LICENSED ANTIGEN;

On the portion of ANNUAL NET SALES VALUE:

between [********************] US dollars (>US$ [***********]) and

[***********] US dollars (<US$ [*************]):

[*] % for the FIRST and SECOND LICENSED ANTIGEN,

and

[*] % for the THIRD LICENSED ANTIGEN; and

On the portion of ANNUAL NET SALES VALUE:

above [***********] US dollars: (>US$ [*************]):

[***] % for the FIRST and SECOND LICENSED ANTIGEN, and

[****] % for the THIRD LICENSED ANTIGEN.

A.2	a “COMPOSITION OF MATTER” claim in a PATENT issued in the country where the PRODUCT and/or COMBINATION is sold and not a BROAD FIELD OF USE claim in such country:

On the portion of ANNUAL NET SALES VALUE:

up to [********************] US dollars: (< US$ [***********]):

[*] % for the FIRST and SECOND LICENSED ANTIGEN, and

[*] % for the THIRD LICENSED ANTIGEN;

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On the portion of ANNUAL NET SALES VALUE:

between [********************] US dollars (>US$ [***********])

and [***********] US dollars (<US$ [*************]):

[***] % for the FIRST and SECOND LICENSED ANTIGEN,

and

[***] % for the THIRD LICENSED ANTIGEN); and

On the portion of ANNUAL NET SALES VALUE:

above [***********] US dollars (>US$ [*************]):

[***]% for the FIRST and SECOND LICENSED ANTIGEN,

and

[***]% for the THIRD LICENSED ANTIGEN

provided in all events under Al and A2 above, sales of PRODUCT and/or COMBINATION are covered by a VALID CLAIM of a granted PATENT, not subject to any ownership dispute which materially reduces or affects any rights granted to GSK hereunder. For the avoidance of doubt portion of ANNUAL NET SALES VALUE shall be calculated for PRODUCTS and COMBINATIONS registered for each LICENSED CANCER separately from those registered for other LICENSED CANCERS. For the avoidance of doubt, if PRODUCT or COMBINATION is covered both by a BROAD FIELD OF USE claim in a PATENT and COMPOSITION OF MATTER claim in a PATENT, only the applicable royalty rate under Al shall apply.

3.06.II In	case PATENTS claiming PRODUCT and/or COMBINATION are pending but not granted in any country such that no royalty pursuant to Section 3.06 (I) is due, the following royalty rates shall apply for such country:

A.

If PRODUCTS and/or COMBINATIONS containing LICENSED ANTIGEN(S) are claimed by a pending BROAD FIELD OF USE claim in such PATENT: the royalty rate under Section 3.06.I.A.2 above for COMPOSITION OF MATTER shall apply to the NET SALES VALUE and such royalties shall be payable to COLEY and the differential between the royalty rate for BROAD FIELD OF USE claim under Section 3.06.1.A1 and such royalty rate for an issued COMPOSITION OF MATTER claim, all applied to NET SALES VALUE shall be paid by GSK into the ESCROW until the earlier of (i) the expiration of a period of five (5) years (seven (7)

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years in Japan after the Effective Date of AMENDMENT 1 to the Option Agreement dated March 14, 2000 entered into between the parties (as the term “Effective Date” is defined therein) or (ii) the PATENT has been issued (in which case the amounts on the ESCROW account shall be released to the benefit of COLEY) or (iii) the PATENT has been abandoned by COLEY or revoked or otherwise invalidated (in which case the amounts on the ESCROW account shall be released to the benefit of GSK). Two (2) years after expiration of such five (5) year period (Japan: seven (7) years) and provided the PATENT has not been issued during such period, the amounts on the ESCROW account shall be released to the benefit of GSK.

B.	If PRODUCTS and/or COMBINATION containing LICENSED ANTIGEN are claimed by a pending COMPOSITION OF MATTER claim in such PATENT and not by a pending BROAD FILE OF USE claim (as per Section 3.06.II.A above) and

(i)	if such PATENT has not been pending for more than five (5) years (except Japan: seven (7) years) after the Effective Date of AMENDMENT 1 to the Option Agreement dated March 14, 2000 entered into between the parties (as the term “Effective Date” is defined therein), then the royalty rate set forth under Section 3.06.I.A2 for COMPOSITION OF MATTER claim shall apply.

(ii)	if such PATENT has been pending for more than five (5) years (except Japan: seven (7) years) after the Effective Date of AMENDMENT 1 to the Option Agreement dated March 14, 2000 entered into between the parties (as the term “Effective Date” is defined therein), then the royalty rate set forth under Section 3.09 shall apply to NET SALES VALUE.

(iii)	if and when such PATENT is granted after such five (5) year (except Japan: seven (7) year) period, then the royalty rate under Section 3.06.I.A2 shall apply.

3.06.III.A.

In case PATENTS claiming PRODUCT and/or COMBINATION are pending but not granted such that no Royalty Rate pursuant to Section 3.06.I is due and any such PATENT is being INFRINGED, (as long as INFRINGEMENT

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exists), the royalty rate under Section 3.09 shall apply to NET SALES VALUE in such country (or countries), except as set forth in Section 3.06.III.C below.

B.	Provided and as long as the relevant claim of such PATENT which is being INFRINGED has been pending for no more than five (5) years (Japan: seven (7) years) from the Effective Date of AMENDMENT 1 to the Option Agreement dated March 14, 2000 entered into between the parties (as the term “Effective Date” is defined therein): the differential between the royalty rate for COMPOSITION OF MATTER claim under Section 3.06.I.A2 and the royalty rate under Section 3.09 applied to NET SALES VALUE in such country (or countries) shall be paid into ESCROW until:

(i)	a final decision of a court or other legal or administrative tribunal from which no appeal is or can be taken upholds the validity and enforceability of such PATENTS, or product registration of the THIRD PARTY infringer is withdrawn, in which case the amounts on the ESCROW account shall be released to the benefit of COLEY;

(ii)	a final decision of a court or other legal or administrative tribunal from which no appeal is or can be taken, determines that the claims of the PATENT claiming the THIRD PARTY product are not valid or enforceable or such five (5) year period ((or seven (7) year period for Japan)) expires without issuance of the PATENTS and no litigation is then pending, in which case the amounts on the ESCROW account shall be released to the benefit of GSK.

(iii)	such THIRD PARTY ceases for a period of six (6) consecutive months the INFRINGEMENT, in which event the amounts in the ESCROW account shall be released to the benefit of COLEY.

C.

Notwithstanding the foregoing, in the event the above PATENTS claiming PRODUCT and/or COMBINATION which are pending (but not granted) in any country are being INFRINGED (as long as INFRINGEMENT exists) in such country, then if such PATENTS are granted in USA or Europe (as defined in Section 3.03) at the time of such INFRINGEMENT, GSK shall pay a royalty of [*]% ([***] percent) on NET SALES VALUE in such countries, provided and as long as the relevant claim of such PATENTS

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which is being infringed has been pending for no more than five (5) years (Japan: seven (7) years) since the Effective Date of AMENDMENT 1 to the Option Agreement dated March 14, 2000 entered into between the parties (as the term “Effective Date” is defined therein), and the differential between the royalty rate for COMPOSITION OF MATTER claim under Section 3.06.I.A2 and such [*]% ([***] percent) applied to NET SALES VALUE in such country(ies) shall be paid into ESCROW in accordance with the provisions set forth under B above. After such 5 (five) years (Japan: seven (7) years), the royalty under Section 3.09 shall apply to NET SALES VALUE in such country (or countries).

3.07	In case a PRODUCT and/or COMBINATION is not covered by a COMPOSITION OF MATTER claim or a BROAD FIELD OF USE claim, then the royalty rate set forth under Section 3.09 applies provided such PRODUCT and/or COMBINATION uses or incorporates KNOW-HOW.

3.08	Patent Royalty obligations payable under Section 3.06.I above in each country of the TERRITORY shall expire on a PRODUCT by PRODUCT and country by country basis upon the later of the following: (i) twelve (12) years from the date of first commercial sale of PRODUCT and/or COMBINATION in such country or (ii) upon the expiration, lapse or invalidation of the last remaining VALID CLAIM of an issued PATENT covering PRODUCT and/or COMBINATION in such country, provided that an INFRINGEMENT action based on such VALID CLAIM could be brought against any THIRD PARTY developing, using, making or marketing a product having an adjuvant covered by such VALID CLAIM contained in such product, whichever comes later.

3.09	For each PRODUCT or COMBINATION and as consideration for the license to KNOW-HOW granted to GSK under this Agreement and subject to Section 4, GSK shall pay to COLEY for a period of seven (7) years from the first bona fide commercial sale of each PRODUCT and/or COMBINATION in each country anywhere in the TERRITORY, the following royalty (“Know-How Royalty”):

[**************] percent ([***]%) of NET SALES VALUE for the FIRST and SECOND LICENSED ANTIGEN, and

[**************] percent ([***]%) of NET SALES VALUE for the THIRD LICENSED ANTIGEN

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from sales of PRODUCTS and/or COMBINATIONS in countries where no royalty is due pursuant to Section 3.06 and provided that the making, using or selling of PRODUCT and/or COMBINATION actually is covered by or incorporates KNOW-HOW.

3.10	In case SIGNIFICANT COMPETITION occurs in any country due to the activities from THIRD PARTIES (other than other non-exclusive licensee(s)) and despite the existence of PATENTS, COLEY will, upon GSK’s request, negotiate a possible modification of the terms and conditions of this Agreement with GSK in good faith to reduce the royalties payable by GSK hereunder on a country per country basis and a PRODUCT per PRODUCT basis, to address such circumstances for the affected PRODUCT(S) (including COMBINATIONS).

3.11	GSK shall pay royalties under PATENTS and KNOW HOW solely to COLEY and COLEY shall be solely responsible for any disputes regarding inventorship claims pertaining to PATENTS in addition to its obligations with respect to the warranties given under Section 13.01.

4.	COMPULSORY LICENSES AND THIRD PARTY LICENSES

4.01	In the event that a governmental agency in any country or territory grants or compels COLEY, or GSK, to grant a license under TECHNOLOGY to any THIRD PARTY for products that compete with a particular PRODUCT and/or COMBINATION, COLEY shall notify GSK and GSK shall have the option within thirty (30) days of such notice to elect to have the benefit in such country or territory solely with respect to such PRODUCT or COMBINATION of all terms granted to such THIRD PARTY in lieu of the applicable terms granted to GSK under this Agreement.

4.02

The parties recognize that OTHER PATENTS may exist. If at any time during the term of this Agreement, it is necessary for GSK to obtain a license under OTHER PATENTS from any THIRD PARTIES in order to practice the license granted by COLEY to GSK hereunder and avoid infringement during the exercise of such license granted by COLEY in a particular country, [*****] percent ([**]%) of royalties payable in a calendar quarter to such THIRD PARTIES for a given country shall be creditable against current and future royalties payable hereunder with respect to the affected PRODUCTS and/or COMBINATIONS in such quarter in such country,

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provided that such credits shall not cause the royalties otherwise payable with respect to such PRODUCTS or COMBINATIONS in any one calendar quarter to be reduced by more than [*****] percent ([**]%).

4.03	In case PRODUCT and/or COMBINATION is formulated with one or more ADDITIONAL ADJUVANTS and royalties are due in relation to ADDITIONAL ADJUVANTS to THIRD PARTIES by GSK in any country, [*****] percent ([**]%) of such THIRD PARTY royalties shall be creditable against current and future royalties with respect to the affected PRODUCTS and/or COMBINATIONS in such country up to a maximum deduction of:

A)	For the purpose of royalties payable pursuant to Section 3.06.I.A1 or Section 3.06.II.A :

(a)	[***] percentage points on the portion of its ANNUAL NET SALES VALUE below [******************] US dollars (US$ [***********]);

(b)	[***] percentage points on the portion of its ANNUAL NET SALES VALUE exceeding [******************] US dollars (US$ [***********]) but below [*********] US dollars (US$[*************]);

(c)	[***] percentage points on the portion of its ANNUAL NET SALES VALUE exceeding [*********] US dollars (USS$[*************]).

In the case of Section 3.06.I.A1, the deduction will be prorated between the portion of the royalty paid to COLEY and the portion paid into the ESCROW.

B)	For the purpose of royalties payable pursuant to Section 3.06.I.A2 or Section 3.06.II.B(i) or Section 3.06.11.B(iii):

(a)	[****] percentage points on the portion of its ANNUAL NET SALES VALUE below [******************] US dollars (US$ [***********]);

(b)	[*****] percentage points on the portion of its ANNUAL NET SALES VALUE exceeding [******************] US dollars (US$ [***********]) but below [*********] US dollars (US$[*************]);

(c)	[****] percentage points on the portion of its ANNUAL NET SALES VALUE exceeding [*********] US dollars (US$[*************]).

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C)	In case of royalties payable pursuant to Section 3.06.II.B(ii), Section 3.06.III, or Section 3.09: Maximum [****]%, provided that in the case of Section 3.06.III the deduction will be prorated between the portion paid to COLEY and the portion paid into the ESCROW.

4.04	GSK shall at its sole discretion enter into negotiation with such THIRD PARTIES and execute the agreements contemplated in Sections 4.02 and 4.03 above. Prior to its negotiations GSK shall consult with COLEY in advance and shall reasonably consider any comments COLEY may have as to the relevance of the contemplated license. Subject to GSK’s business judgement, GSK shall use its commercially reasonable efforts to have THIRD PARTIES grant licenses to OTHER PATENTS to COLEY outside the FIELD. GSK shall use all commercially reasonable efforts to minimize the impact any such license may have on the royalty due to COLEY hereunder, provided that GSK shall have at all times the unconditional and exclusive right to enter into such license agreement(s).

4.05	If royalties payable by GSK to THIRD PARTIES under license agreements referred to in Sections 4.02 and 4.03 reach a level where further commercial exploitation of a PRODUCT and/or COMBINATION by GSK in GSK’s opinion is no longer economically viable, then the parties shall negotiate in good faith for a possible reduction in the royalties payable hereunder for such PRODUCT and/or COMBINATION and shall enter into an amendment to this Agreement to reflect any reduction agreed upon.

4.06	Notwithstanding any provision of this Section 4, in no event shall any offsets or reductions be applied by GSK so as to reduce the level of royalties received and retained by COLEY, to a net royalty rate of less than (a) [****************] percent ([****]%) of NET SALES VALUE for the FIRST LICENSED ANTIGEN and the SECOND LICENSED ANTIGEN, and (b) [****************] percent ([****]%) of NET SALES VALUE for the THIRD LICENSED ANTIGEN.

5.	MANUFACTURING

5.01

GSK shall cause any PRODUCT or COMBINATION produced for sale in the United States to be manufactured substantially in the United States unless GSK demonstrates that such manufacture of ADJUVANT in the United States is not

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reasonable and obtains a waiver of such requirement. In such case COLEY agrees to support GSK in obtaining a waiver hereto. In the event that the US Federal Government exercises any rights it may have under US law in relation to any subject matter encompassed within TECHNOLOGY and such action adversely affects the rights of GSK hereunder, the parties agree to discuss in good faith an amendment to the Agreement to address such adverse effects.

5.02	GSK shall assume entire responsibility for the scaling-up and manufacturing of PRODUCTS and/or COMBINATIONS and shall have the sole right (except for any CO-EXCLUSIVE licensee or non-exclusive licensees) to manufacture for use in the FIELD its PRODUCTS and/or COMBINATIONS which are licensed to GSK hereunder.

5.03	COLEY shall, promptly as from the EFFECTIVE DATE with respect to the FIRST and SECOND LICENSED ANTIGENS and promptly as from May 22, 2002 with respect to the THIRD LICENSED ANTIGEN, supply GSK with copies of all data and information which comprises all KNOW-HOW existing as of such dates, and COLEY shall use reasonable best efforts to keep GSK aware of, and promptly disclose to, GSK all future KNOW-HOW owned and/or controlled by COLEY during the term of this Agreement at no cost to GSK.

6.	DEVELOPMENT

6.01	During the term of the Agreement, GSK will, in accordance with GSK’s reasonable business and scientific judgment, exercise its reasonable efforts in developing and commercializing at least one PRODUCT or COMBINATION for each LICENSED CANCER consistent with its efforts on other products with similar market potential. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require GSK to pursue commercialization of all LICENSED ANTIGENS at the same time. It is also understood that GSK can concentrate its development work on one LICENSED ANTIGEN to establish or fine-tune or modify the feasibility concept in the preclinical and clinical phase and once such development work is completed for such LICENSED ANTIGEN, GSK shall use the improved technology for the development work on another LICENSED ANTIGEN. All such activity shall be undertaken at GSK’s expense. At GSK’s request and expense, COLEY shall supply to GSK reasonable technical assistance in undertaking such investigations and actions.

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6.02	Inventions made by employees, consultants or agents of both COLEY and GSK working together shall be jointly owned by both parties (“Joint Inventions”). COLEY shall license its rights under Joint Inventions in the FIELD to GSK in accordance with the provisions contained in Section 2, subject to the provisions set forth in Section 12.03. Both parties shall have the right to grant licenses to THIRD PARTIES outside the FIELD under Joint Inventions and patent rights claiming Joint Inventions, in any country in which a joint owner of a patent has the right to do so without the agreement of the other joint owner. Both parties shall also have such right in countries where agreement of the other joint owner is required (which agreement is hereby given), unless GSK in good faith determines that the right to grant such licenses would be materially adverse to GSK’s business interest and, on a Joint Invention by Joint Invention basis so notifies COLEY in writing. In such case, parties will negotiate in good faith in order to seek a resolution of the issue. Either party shall have the right to practice any right it may have under Joint Patents outside the FIELD. Inventions which are made by an employee, consultant, or agent of COLEY, solely or jointly, other than with an employee or agent of GSK shall be owned by COLEY (“COLEY Inventions”) and shall be encompassed within PATENTS to the extent such PATENTS are encompassed within the FIELD. Inventions which are made by an employee, consultant, or agent of GSK, solely or jointly other than with an employee or agent of COLEY shall be owned by GSK (“GSK Inventions”). GSK agrees to negotiate with COLEY a world wide non-exclusive license outside the FIELD with the right to grant sublicenses to GSK’s rights under GSK Inventions relating to oligonucleotides containing immunostimulatory unmethylated cytosine guanine dinucleotides on commercially reasonable terms unless the grant of such license in GSK’s reasonable business and commercial judgement would be materially adverse to GSK’s business interest. Except as provided otherwise herein, GSK and COLEY shall retain their respective unrestricted rights to make, have made, use and sell such inventions which are owned by them solely.

7.	EXCHANGE OF INFORMATION AND CONFIDENTIALITY

7.01

During the term of this Agreement, GSK shall have full access to all matters encompassed within TECHNOLOGY and relevant to the licenses granted hereunder and COLEY shall upon the request of GSK promptly disclose and/or supply GSK with all data and information which is within TECHNOLOGY relevant to the licenses granted hereunder that COLEY has the right to disclose. In the event COLEY is unable to disclose such data and information, it shall promptly

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inform GSK and shall use best efforts to find a satisfactory solution to resolve such disclosure to GSK.

7.02	During the term of this Agreement, GSK shall have full access to (and COLEY will promptly disclose upon request of GSK) all technology, information, inventions, data, process technology and any other information related to the use of ADJUVANT in PRODUCTS and/or COMBINATION in the FIELD, whether patentable or not, which COLEY may develop, acquire or otherwise have or obtain rights or access to and which COLEY has the right provide to GSK.

7.03	GSK shall provide every nine (9) months a summary report to COLEY of its progress made hereunder. In addition, GSK shall provide COLEY with all results of clinical trials of PRODUCTS or COMBINATIONS and COLEY shall provide GSK with all results of products or combinations containing ADJUVANT, which are useful for the practice of the license granted hereunder in the FIELD;

7.04 (a)	Each party shall report to the other by facsimile or telephone any Serious Adverse Experience attributed to use of ADJUVANTS or PRODUCTS or COMBINATIONS within two (2) working days of receipt of such reports by the notifying party. All such reports shall be confirmed promptly by written notice sent by certified or registered mail, return receipt requested.

(b)	Each party submit to the other a quarterly report of all Adverse Experiences of which it becomes aware that are attributed to the use of ADJUVANTS or PRODUCTS or COMBINATIONS. Such quarterly report shall indicate which alleged Adverse Experience were previously submitted under Section 7.04(a).

(c)	if either party receives any report of an Adverse Experience attributed to the use of ADJUVANTS or PRODUCTS or COMBINATIONS, it shall report the matter to the appropriate regulatory authorities in the TERRITORY in compliance with the laws and regulations of the TERRITORY. The party shall also notify the other party of such report to the appropriate regulatory authorities. If possible, such notification to the other party shall be made prior to reporting to the regulatory authorities. If prior notification cannot be made, the notification shall be made as promptly as practicable thereafter.

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(d)	The following definitions apply to the purpose of this Section:

(i)	“Adverse Experience” shall mean any noxious, pathological or unintended change in an anatomical, physiological or metabolic function as indicated by physical signs, symptoms and/or laboratory changes occurring in clinical trials, post-marketing surveillance or in clinical practice during use of ADJUVANTS or PRODUCTS or COMBINATIONS, whether or not considered causally related to ADJUVANTS or PRODUCTS or COMBINATIONS. This includes an exacerbation of a pre-existing condition, intercurrent illness, drug interaction or the significant worsening of a disease under investigation or treatment. In addition, for PRODUCTS or COMBINATIONS or ADJUVANTS, this includes significant failure of expected pharmacological or biological action.

(ii)	“Serious Adverse Experience” shall mean any Adverse Experience which is any one or more of the following: fatal; life threatening; disabling or incapacitating; results in hospitalization or prolongation of hospitalization; requires intervention to prevent permanent impairment/damage; or otherwise suggests a significant hazard, contraindication, side effect or precaution that may be associated with the use of ADJUVANTS or PRODUCTS or COMBINATIONS.

7.05

During the term of this Agreement and for five (5) years thereafter, irrespective of any termination earlier than the expiration of the term of this Agreement, COLEY and GSK shall not use or reveal or disclose to THIRD PARTIES any CONFIDENTIAL INFORMATION received from the other party including but not limited to that referred to in Sections 5.03, 7.01, 7.02, 7.03, 7.04 or otherwise developed by either party in the performance of activities in furtherance of this Agreement without first obtaining the written consent of the other party, except as may be otherwise provided herein, or as may be required by GSK for purposes of investigating, developing, manufacturing or marketing PRODUCT and/or COMBINATION or for securing essential or desirable authorizations, privileges or rights from governmental agencies, or is required to be disclosed to a governmental agency, or is necessary to file or prosecute patent applications concerning the use of ADJUVANT in PRODUCT and/or COMBINATION in the FIELD or to carry out any litigation concerning the use of ADJUVANT in PRODUCT and/or COMBINATION in the FIELD. This confidentiality obligation shall not apply to such information which is or becomes a matter of public knowledge, or is already in the possession of the receiving party, or is disclosed to the receiving party by a THIRD PARTY having the right to do so, or is

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subsequently and independently developed by employees of the receiving party or AFFILIATES thereof who had no knowledge of the confidential information disclosed. The parties shall take reasonable measures to ensure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

7.06	Nothing herein shall be construed as preventing either party from disclosing any information received from the other party to an AFFILIATE or sublicensee or distributor, provided such AFFILIATE or sublicensee or distributor has undertaken a similar obligation of confidentiality with respect to the confidential information.

7.07	All CONFIDENTIAL INFORMATION disclosed by one party to the other shall remain the intellectual property of the disclosing party. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a party to this Agreement based on the insolvency or bankruptcy of such party, the bankrupt or insolvent party shall promptly notify the court or other tribunal (i) that CONFIDENTIAL INFORMATION received from the other party under this Agreement remains the property of the other party and (ii) of the confidentiality obligations under this Agreement. In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party’s CONFIDENTIAL INFORMATION and to insure that the court, other tribunal or appointee maintains such CONFIDENTIAL INFORMATION in confidence in accordance with the terms of this Agreement.

7.08

The parties shall mutually agree on a press release upon execution of this Agreement and disclosures shall not refer to specific financial terms contained herein, unless required otherwise by law. No other public announcement or other disclosure to THIRD PARTIES concerning the existence of or terms of this Agreement shall be made, either directly or indirectly, by any party to this Agreement, except as may be legally required or as may be required for recording purposes, without first obtaining the approval of the other party and agreement upon the nature and text of such announcement or disclosure, such agreement not to be unreasonably withheld or delayed. The party desiring to make any such public announcement or other disclosure shall use reasonable efforts to inform the other party of the proposed announcement or disclosure in reasonable sufficient time prior to public release, and shall use reasonable efforts to provide the other party with a written copy thereof, in order to allow such other party to comment

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upon such announcement or disclosure. Once any disclosure has been approved, either party may subsequently disclose any portion of the information contained in such disclosure without further consent.

7.09	Neither GSK nor COLEY shall submit for written or oral publication any manuscript, abstract or the like relating to the FIELD which includes data or other information generated and provided by the other party without first obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld. The contribution of each party if any shall be noted in all publications or presentations by acknowledgment or co-authorship, whichever is appropriate.

8.	PATENT PROSECUTION AND LITIGATION

8.01	COLEY shall be responsible for the filing, prosecution and maintenance of PATENTS at its own expense and shall diligently file, prosecute and maintain all PATENTS. COLEY shall promptly disclose to GSK the complete texts of all patents and patent applications (including invention reports) filed and/or controlled by COLEY which relate to ADJUVANTS contained in PRODUCT and/or COMBINATIONS as well as all information received concerning the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving a PATENT relevant to the licenses granted hereunder anywhere in the TERRITORY. GSK shall have the right to review all such pending applications and other proceedings and make recommendations to COLEY concerning them and their conduct and COLEY shall adapt such modifications and/or proceedings to take any such reasonable and timely GSK comment and recommendation into account. COLEY agrees to keep GSK promptly and fully informed of the course of patent prosecution or other proceedings including the provision to GSK of copies of substantive communications, search reports and THIRD PARTY observations submitted to or received from patent offices throughout the TERRITORY. COLEY shall provide such patent consultation to GSK at no cost to GSK. GSK shall hold all information disclosed to it under this Section as confidential subject to the provisions of Sections 7.05, 7.06 and 7.07.

8.02

In the event of the institution of any suit by a THIRD PARTY against COLEY, GSK or their AFFILIATES or GSK’s distributors for patent infringement involving the manufacture, use, sale, distribution or marketing of PRODUCT and/or COMBINATION by GSK, its AFFILIATES or distributors anywhere in the

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TERRITORY, the party sued shall promptly notify the other party in writing. GSK shall have the right but not the obligation to defend such suit at its own expense. COLEY and GSK shall assist one another and cooperate in any such litigation at the other’s request with the requesting party reimbursing all out of pocket expenses of the other party.

8.03	In the event that COLEY or GSK becomes aware of actual or threatened infringement of a PATENT anywhere in the TERRITORY that relates to the FIELD, that party shall promptly notify the other party in writing. COLEY and/or the licensors to COLEY of the PATENTS shall have the first right but not the obligation to bring, at its own expense, an infringement action against any THIRD PARTY. If COLEY and/or the licensors to COLEY of the PATENTS has not commenced a particular infringement action within ninety (90) days of notification of any such infringement, COLEY shall at GSK’s request, attempt to coordinate, with the licensors to COLEY of the PATENTS, efforts to allow GSK and such licensors to bring such infringement action at GSK’s own expense. GSK may take over litigation if COLEY agrees in advance in its sole business judgment, in which case GSK cannot settle without COLEY’s consent. The party (parties) conducting such actions shall have full control over their conduct, including settlement thereof. In any event, COLEY and GSK shall assist one another and cooperate in any such litigation at the other’s request and expense.

8.04	COLEY and GSK shall recover their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any patent litigation or settlement thereof from any recovery made by any party. Any excess amount shall be shared between GSK and COLEY, with the party conducting a particular infringement action receiving [*******] percent ([**]%) and the other party receiving [******] percent ([**]%) of such excess. Notwithstanding the foregoing in the event that other sublicensees of COLEY participate in any such suit, any recovery shall be shared as mutually agreed by all parties.

8.05	The parties shall keep one another informed of the status of and of their respective activities regarding any patent litigation or settlement thereof concerning PRODUCT and/or COMBINATION.

8.06	[intentionally left blank]

8.07	COLEY, on behalf of itself, and its successors hereby waives any and all actions and causes of action, claims and demands whatsoever in law or equity of any kind against GSK and its AFFILIATES based upon the exercise by GSK of its rights under this Section 8, except in the case of gross negligence and/or willful misconduct by GSK.

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8.08	GSK recognizes that bringing an infringement action under Section 8.04 may result in a counterclaim of invalidity of PATENTS and/or claims in PATENTS. In defending such counterclaim(s), GSK agrees to take into reasonable consideration the legitimate rights and interests of COLEY and/or any other licensee(s) of COLEY.

9.	TRADEMARKS

9.01	GSK, at its expense, shall be responsible for the selection, registration and maintenance of all trademarks which it employs in connection with PRODUCT and/or COMBINATION and shall own and/or control such trademarks. Nothing in this Agreement shall be construed as a grant of rights, by license or otherwise, to COLEY to use such trademarks for any purpose.

9.02	If so required by law in a particular country, if one or more PATENTS owned or controlled by COLEY cover any feature of any PRODUCT or COMBINATION, GSK agrees to mark each and every package or container in which such PRODUCT or COMBINATION is used or sold by or for GSK as required by law.

10.	STATEMENTS AND REMITTANCES

10.01	GSK shall keep and require its AFFILIATES and distributors to keep complete and accurate records of all sales of PRODUCT and/or COMBINATION under the licenses granted herein. COLEY shall have the right, at COLEY’s expense, through a certified public accountant or like person reasonably acceptable to GSK, to examine the records of GSK and its AFFILIATES during regular business hours during the life of this Agreement and for three (3) years after its termination; provided, however, that such examination shall not take place more often than once a year and shall not cover such records for more than the preceding three (3) calendar years and provided further that such accountant shall report to COLEY only as to the accuracy of the royalty statements and payments. In the event that any such inspection shows an underreporting or underpayment in excess of [*****] percent ([*]%) for any twelve (12) month period, then GSK shall pay the costs of such examination and in any event shall pay any additional sum shown to be due to COLEY.

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10.02	Within sixty (60) days after the close of each calendar quarter, GSK shall deliver to COLEY a true accounting of all PRODUCTS and/or COMBINATION sold by GSK, its AFFILIATES, and distributors during such quarterly period and shall at the same time pay all royalties due. Such accounting shall show sales on a country-by-country and product-by-product basis and other items as agreed by both parties prior to the commencement of sales of PRODUCT and/or COMBINATION. GSK shall propose its standard royalty report to COLEY for its review.

10.03	Any tax, duty or other levy paid or required to be withheld by GSK on account of payments payable to COLEY under this AGREEMENT shall be deducted from the amount of payments otherwise due. GSK shall secure and send to COLEY proof of any such taxes, duties or other levies withheld and paid by GSK for the benefit of COLEY, and shall cooperate with COLEY in seeking relief from any such taxes or other levies to the extent legally permissible and without prejudice to GSK.

10.04	All royalties due under this Agreement shall be payable in the United States in US dollars. If governmental regulations prevent remittances from a foreign country with respect to sales made in that country, GSK shall notify COLEY and COLEY shall have the right, upon giving written notice to GSK, to receive payment in that country in local currency in accordance with COLEY’s instructions.

10.05	Monetary conversions from the currency of a foreign country in which PRODUCT and/or COMBINATION is sold into US dollars shall be made at the exchange rate in force on the last business day of the period for which the royalties are being paid as published by The Wall Street Journal, Brussels, Belgium, or on another basis mutually agreed to by both parties in writing.

10.06	Any payment which is more than thirty (30) days late shall bear interest at the rate of [******] percent ([***]%) per month, compounded monthly, from the due date.

11.	TERM AND TERMINATION

11.01	Unless otherwise terminated this Agreement shall expire upon the expiration, lapse or invalidation of the last remaining PATENT in the TERRITORY or twenty years after the EFFECTIVE DATE, whichever comes later. Expiration of the Agreement under this Section 11.01 shall not preclude GSK from continuing to exercise the rights and licenses granted to it hereunder without any further royalty or other obligation, except as set forth in Section 12.05.

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11.02	If either party materially fails or neglects to perform any material covenants or provisions of this Agreement and if such default is not corrected within sixty (60) days after receiving written notice from the other party with respect to such default (thirty (30) days for a payment breach), such other party shall have the right to terminate this Agreement by giving written notice to the party in default provided the notice of termination is given within six (6) months of date on which the non defaulting party had knowledge of the default and prior to correction of the default, provided however that if GSK fails to make the payments hereunder or otherwise breaches its obligations hereunder in relation to a particular LICENSED ANTIGEN, only GSK’s license for the relevant LICENSED ANTIGEN shall be terminated.

Any dispute with respect to the existence or continuation of a breach shall be resolved pursuant to Sections 15.02 and 15.03.

11.03	Either party may terminate this Agreement if, at any time, the other party shall file in any court or agency pursuant to any statute or regulation of (the United States or of) any (individual) state or (foreign) country; a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the party or of its assets, or if the other party proposes a written agreement of composition or extension of its debts, or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other party shall propose or be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of creditors.

11.04

All rights and licenses to Technology granted under or pursuant to this Agreement are, and shall otherwise be, deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(52) of the U.S. Bankruptcy Code. The parties to such agreements shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a party licensor under the U.S. Bankruptcy Code, GSK shall be entitled to a complete duplicate (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to the licensee (a) upon any such

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commencement of a bankruptcy proceedings upon written request therefore by the licensee, unless COLEY elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of upon written request therefore by GSK, provided, however, that upon COLEY’s (or its successor’s) written notification to the GSK that it is again willing and able to perform all of its obligations under this Agreement, GSK shall promptly return all such tangible materials to COLEY, but only to the extent that the licensee does not require continued access to such materials to enable the licensee to perform its obligations under this Agreement.

11.05	GSK may terminate this Agreement in its entirety or with respect to any LICENSED ANTIGEN granted pursuant to Section 2 by giving COLEY at least ninety (90) days written notice thereof at any time during the term of this Agreement and upon payment by GSK of all accrued milestones due hereunder.

12.	RIGHTS AND DUTIES UPON TERMINATION

12.01	Upon termination of this Agreement and subject to the provisions contained in Section 11, COLEY shall have the right to retain any sums already paid by GSK hereunder, and GSK shall pay all sums accrued hereunder which are then due.

12.02	Upon termination of this Agreement under Sections 11.02, 11.03 and 11.05, GSK shall notify COLEY of the amount of PRODUCT and/or COMBINATION GSK, its AFFILIATES and its distributors then have on hand, the sale of which would, but for the termination, be subject to royalty, and GSK and its AFFILIATES and its distributors shall for a period of six (6) months following the effective date of any termination be permitted to sell that amount of PRODUCT and/or COMBINATION provided that GSK shall pay the royalty thereon at the time herein provided for.

12.03 (i)

In the event that this Agreement is terminated by COLEY pursuant to the provisions of Section 11.02, then GSK’s license for the relevant LICENSED ANTIGEN(S) will be terminated and all rights to improvements relating specifically and primarily to the COLEY technology which are Joint Inventions (as defined in Section 6.02) pertaining to any related PRODUCTS and/or COMBINATIONS (but excluding such improvements relating solely to PRODUCT manufacture) will be transferred to COLEY. In addition, GSK will negotiate in good faith a license to COLEY under inventions solely made by GSK in the FIELD only (which are GSK Inventions as defined in Section 6.02) relating specifically and primarily to the COLEY technology without an

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obligation for GSK to enter into such agreement which GSK shall grant on reasonable terms unless GSK determines that such license would be materially adverse to GSK’s business interest in GSK’s reasonable business and commercial judgment.

(ii)	In the event this Agreement is terminated by GSK pursuant to the provisions of Section 11.05, each party will grant to the other party the right to license its rights to improvements relating specifically and primarily to COLEY technology which are Joint Inventions (as defined in Section 6.02) and patent rights claiming such Joint Inventions (excluding improvements relating solely to PRODUCT manufacture) to THIRD PARTIES, in all countries of the TERRITORY.

12.04	In case of a material breach by COLEY of Section 17.02 or of Section 13.01 or 13.05 or a willful breach of Section 13.02 to 13.04 which breach is not ceased following notice pursuant to Section 11.02, GSK shall have the option either to terminate the Agreement or to reduce any royalty obligation by [*****] percent ([**]%) without prejudice to any other rights GSK may have under law or pursuant to this Agreement.

12.05	Termination of this Agreement shall terminate all outstanding obligations and liabilities between the parties arising from this Agreement except those described in Sections 7.04, 7.05, 7.06, 7.08, 8.03, 8.05, 8.06, 8.08, 9.01, 10.01, 10.02, 10.03, 10.04, 10.05, 12.01, 12.02, 12.03, 15.01, 15.02, 15.03, 16, 17.02, 18.01, 19.01, 19.02, 19.03 and 20.

13.	WARRANTIES AND REPRESENTATIONS

13.01	COLEY warrants that as indicated in Appendix A and B, it either owns sole or joint title, has exclusive license rights or has an exclusive option to license PATENTS and KNOW-HOW and has the right to enter into this Agreement. COLEY further warrants that it (and no other THIRD PARTY) has or will obtain the sole right to grant licenses under any PATENTS and KNOW HOW listed in Appendix A and B. COLEY further warrants that Appendix A contains the complete list of PATENTS it owns or controls on the EFFECTIVE DATE.

13.02

Nothing in this Agreement shall be construed as a warranty that PATENTS are valid or enforceable or that their exercise does not infringe any patent rights of THIRD PARTIES. COLEY hereby represents that, it has no present knowledge

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that has caused it to believe that PATENTS are invalid or that their exercise would infringe patent rights of THIRD PARTIES, including claims to ownership thereof.

13.03	COLEY acknowledges that, in entering into this Agreement, GSK has relied or will rely upon information supplied by COLEY, information to be supplied by COLEY, and information which COLEY has caused or will cause to be supplied to GSK by COLEY’s agents and representatives pursuant to that certain Confidentiality Agreement signed by GSK on June 2, 1997 and by Qiagen GmbH on June 5, 1997 (all of such information being hereinafter referred to collectively as “Product Information”). COLEY warrants and represents that so far as it is aware the Product Information related to ADJUVANT and/or TECHNOLOGY is and will be accurate and complete in all material respects and that it has undertaken such steps as are necessary to ascertain such accuracy and completeness. Subject to COLEY’s compliance with its warranty as to accuracy and completeness above, GSK accepts it will not contest Product Information as supplied. COLEY further warrants and represents that to the best of its knowledge it has supplied to GSK such and will supply information concerning TECHNOLOGY and ADJUVANT as COLEY believes is material to a determination of the value of the TECHNOLOGY being licensed to GSK hereunder.

13.04	COLEY warrants and represents that its directors, scientists, consultants and representatives have no knowledge as of the EFFECTIVE DATE of the existence of any pre-clinical or clinical data or information concerning the TECHNOLOGY ADJUVANTS that have caused COLEY to believe that there may exist toxicity, safety and/or efficacy concerns which are likely to materially impair the utility and/or safety of the ADJUVANTS.

13.05	COLEY warrants that the License Agreement between COLEY and IOWA dated March 31, 1997 and the License Agreement between ISIS Pharmaceuticals Inc. and COLEY dated August 6, 1998 and the License Agreement dated December 13, 1999 between COLEY and the United States Public Health Service are still in full force and effect on the EFFECTIVE DATE and that said agreements are the complete list of license agreements which COLEY has entered into in the FIELD on the EFFECTIVE DATE.

COLEY further warrants that the representations and warranties pertaining to DISPUTED PATENT set forth in Amendment 1 dated December 18, 1999 to the License Agreement- Infectious Diseases entered into between both parties hereto, shall apply to this Agreement and GSK shall benefit from such representations and warranties hereunder.

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13.06	THE PARTIES EXPRESSLY DISCLAIM ANY AND ALL IMPLIED OR EXPRESS WARRANTIES AND MAKE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THE TECHNOLOGY OR PRODUCTS CONTEMPLATED BY THIS AGREEMENT. NEITHER PARTY SHALL HAVE ANY LIABILITY WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY, FOR INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS.

13.07	GSK warrants that during the term of the Agreement, it shall not (and shall not allow its AFFILIATES to) oppose the PATENTS.

14.	FORCE MAJEURE

14.01	If the performance of any part of this Agreement by either party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

15.	GOVERNING LAW, DISPUTE RESOLUTION

15.01	This Agreement shall be governed by the substantive law of the State of New York without application of its principles of conflict of law.

15.02	Dispute Resolution

In the event of any controversy or claim arising out of, relating to or in connection with any provision of, this Agreement, the parties shall try to settle their differences amicably and in good faith between themselves first, by referring the disputed matter to the respective Chief Executive Officers of each party. In the event such

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executives are unable to resolve such dispute within a thirty (30) day period, either party may invoke the provisions of Section 15.03.

15.03	Arbitration

Any unresolved disputes arising between the parties arising out of, relating to, in connection with or in any way connected with this Agreement or any term or conditions hereof, or performance by either party of its obligations hereunder, whether before or after termination or expiration of this Agreement, shall be finally resolved by binding arbitration, except that any dispute regarding the validity, scope or enforceability of patents shall be submitted to a court of competent jurisdiction. The arbitration shall be held in Boston, Massachusetts according to the rules of the American Arbitration Association (“AAA”) if Arbitration is initiated by GSK and in Philadelphia if Arbitration is initiated by COLEY. The arbitration will be conducted by a panel of three (3) arbitrators with significant experience in the pharmaceutical or biotechnology industry appointed in accordance with applicable AAA rules.

16.	SEPARABILITY

16.01	In the event any portion of this Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect.

16.02	If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

16.03	In the event that the terms and conditions of this Agreement are materially altered as a result of paragraphs 16.01 or 16.02, the parties will renegotiate the terms and conditions of this Agreement to resolve in good faith in order to effectuate the basic purposes of this Agreement as executed and amended pursuant to Section 17.01.

17.	ENTIRE AGREEMENT

17.01

This Agreement, entered into as of the date written above, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings. No terms or provisions of

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this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

17.02	Each party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

17.03	COLEY has informed GSK that COLEY has licensed certain TECHNOLOGY from the University of Iowa Research Foundation (“UIRF”), which agreement may include restrictions required by United States federal law and certain rights of UIRF to use TECHNOLOGY for non-commercial research purposes.

18.	NO WAIVER

18.01	The failure of either party at any time to exercise any of its respective rights under this Agreement shall not be deemed a waiver thereof, nor shall such failure in any way prevent either party, as the case may be, from subsequently asserting or exercising such rights.

19.	LIABILITY AND INDEMNIFICATION, INSURANCE PROVISION

19.01	COLEY shall defend, indemnify and hold harmless GSK, its AFFILIATES, and their respective officers, directors, shareholders, representatives, agents, employees, successors and assigns from and against any and all damages, claims costs, losses, liabilities or expenses, including reasonable attorneys’ fees and costs; (collectively “Losses”) allegedly arising out of, resulting from or in connection with COLEY’s activities under this AGREEMENT, other than any such claims relating to patent infringement, including Losses arising out of or resulting from any act(s) or omission(s) of COLEY, its AFFILIATES, or their respective officers, directors, shareholders, representatives, agents, employees, successors and assigns, except such Losses which are directly and proximately caused by GSK’s negligent or wrongful acts or omission(s) provided:

(i)	COLEY shall have no obligation under this Section unless GSK:

(a)	gives COLEY prompt notice of any claim or lawsuit or other action for which it seeks to be indemnified under this Agreement; and

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(b)	cooperates fully with COLEY and its agents in defense of any such claim, complaint, lawsuit or other cause of action; and

(c)	COLEY is granted full authority and control over the defense, including settlement or other disposition thereof, against such claim or lawsuit or other action.

(ii)	GSK shall have the right to retain counsel of its choice to participate in the defense of any such claim, complaint, lawsuit, proceeding or cause of action referred to in this Section at GSK’s own expense, provided, however, that COLEY shall have full authority and control to handle any such claim, lawsuit or other action, including any settlement or other disposition thereof, for which GSK seeks indemnification under this Section.

19.02	GSK shall defend, indemnify and hold harmless COLEY, its AFFILIATES, and their respective officers, directors, shareholders, representatives, agents, employees, successors and assigns from and against any and all damages, claims costs, losses, liabilities or expenses, including reasonable attorneys’ fees and costs, (collectively “Losses”) allegedly arising out of, resulting from or in connection with GSK’s activities under this AGREEMENT, including Losses arising out of or resulting from any act(s) or omission(s) of GSK, its AFFILIATES, or their respective officers, directors, shareholders, representatives, agents, employees, successors and assigns and including all claims of patent infringement, except such Losses which are directly and proximately caused by COLEY’s negligent or wrongful act(s) or omission(s) provided:

(I)	GSK shall have no obligation under this Section unless COLEY:

(a)	gives GSK prompt notice of any claim or lawsuit or other action for which it seeks to be indemnified under this Agreement; and

(b)	cooperates fully with GSK and its agents in defense of any such claim, complaint, lawsuit or other cause of action; and

(c)	GSK is granted full authority and control over the defense, including settlement or other disposition thereof, against such claim or lawsuit or other action.

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Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(ii)	COLEY shall have the right to retain counsel of its choice to participate in the defense of any such claim, complaint, lawsuit, proceeding or cause of action referred to in this Section at COLEY’s own expense, provided, however, that GSK shall have full authority and control to handle any such claim, lawsuit or other action, including any settlement or other disposition thereof, for which COLEY seeks indemnification under this Section.

19.03	Prior or immediately upon the first administration of PRODUCT or COMBINATION to a human in accordance with this Agreement and for a period of five years after the last sale of PRODUCT or COMBINATION hereunder, GSK shall obtain and/or maintain, at its expense, product liability insurance in amounts which are reasonable and customary in the pharmaceutical industry for companies of comparable size and activities. Such product liability insurance shall insure against all liability, including liability for personal injury, physical injury and property damage. GSK shall provide proof of such insurance to COLEY upon request.

20.	NOTICES

20.01	Any notice required or permitted under this Agreement shall be sent by certified mail, return receipt requested, postage pre-paid or recognized international courier service to the following addresses of the parties:

if to COLEY:
Robert L. Bratzler,
Coley Pharmaceutical Group, Inc.
93 Worcester Street, Suite 101
Wellesley, MA, 02481
USA

Copy to:	Coley Pharmaceutical Group, Inc.
93 Worcester Street, Suite 101
Wellesley, Massachusetts 02481
Attn: General Counsel

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Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

If to GSK:	Glaxo Group Limited
980 Great West Road,
Brentford, Middlesex TW89GS United Kingdom
Attention: General Counsel

and	GlaxoSmithKline Biologicals S.A.
rue de I’Institut 89
1330 Rixensart
Belgium
Attn: Jean Stéphenne, President, General Manager

20.02	Any notice required or permitted to be given concerning this Agreement shall be effective upon receipt by the party to whom it is addressed.

21.	ASSIGNMENT AND CHANGE OF CONTROL

21.01	Neither this Agreement nor any interest hereunder shall be assignable or transferable by either party without the written consent of the other provided, however, that either party may assign this Agreement to any AFFILIATE or to any corporation with which it may merge or consolidate or to which it may sell all or substantially all of its assets, without obtaining the consent of the other party and the surviving corporation in the merger or consolidation or the purchase of the assets expressly undertakes that it will abide by this Agreement in writing.

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Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this Agreement as of the date first written above.

COLEY PHARMACEUTICAL GROUP, INC.

/s/ Robert Bratzler
By:	Robert Bratzler, President and Chief Executive Officer
Date:	November 5, 2002

GLAXO GROUP LIMITED

/s/ Jean Stéphenne
By:	Jean STÉPHENNE, Attorney-in-fact
Date:	November 12, 2002

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Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

List of Appendices

Appendix A: List of PATENTS Appendix B: KNOW HOW

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Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Appendix A: List of PATENTS (subdivided per Sections which indicate the parts that are owned, controlled or under option).

Section I: IOWA PATENTS

SN	FILING DATE	INVENTORS	ASSIGNEE	TITLE	STATUS
[***********]	[********]	[*****] [*******] [*********]	[****] [***] [*******]	[***************** **************]	[********* ************ **********]
[*************] [***********]	[********]	[*****] [*******] [*********]	[****] [***] [*******]	[***************** **************]	[************** ********* ********]
[*************] [*************] [***** **********] [***********]	[********]	[*****] [*******] [*********]	[****] [***] [*******]	[***************** **************]	[************** **********] [*******] [*******] [***************]
[*********] [*********]	[********]	[*****] [*******] [*********]	[****] [***] [********]	[***************] [*************]	[*******] [********* *********** ******]
[**************] [**************] [**************]	[********]	[*****] [*******] [*********]	[****] [***] [*******]	[***************** **************]	[******* ************* ****** **********]
[*************]	[********]	[*****] [*****] [*******] [*********]	[****] [****] [***] [******]	[***************** ************ *********]	[****** ************ **********]
[*************]	[********]	[*****] [*******] [*********]	[****] [****] [******]	[***************** ************ *********]	[********* ************ ********]
[*************] [*********]	[********]	[*****] [*****] [*******] [*********]	[****] [****] [***] [******]	[***************** ************ *********]	[******* ************** ******** ********* ********]
[********* ********] [**************] [***************] [***************] [*****************] [***************] [*********** ******] [****************** ************] [*******]	[********] [********] [********] [********] [********] [********] [********] [********]	[*****] [*****] [*******] [*********] [********]	[****] [****] [***] [*******] [****]	[***************** ************ *********]	[*******] [******* ******* ******* ******* *************** ******** ************ *******]
[**************] [***********]	[********]	[*****] [******] [*****] [******] [********]	[****] [********] [****] [***]	[************** ************ *************** ********** *************]	[******* ******** ************* *********** *****]
Australia [********] [***************] [****************] [**************]	[********] [********] [********] [********]	[*****] [******] [*****] [*******] [*********]	[****] [********] [****] [***]	[************** **************** **************** *************** *** ********]	[*************] [*********] [*******]
[*************]	[********]	[*****] [********]	[****] [****]	[************** *** ************ ************* ********** ***************]	[******* ** ************ ********]
[*************]	[********]	[*****] [********]	[****] [****]	[************** ** *************** *************** *************** *****]	[*******] [******** *** ********* ******]
[*************]	[********]	[*****] [******]	[****] [****]	[************** ** ************** *************** ****************]	[******* ********* ********]
[*************]	[********]	[*****]	[****]	[************** ** *********** **********]	[*******]

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Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

SN	FILING DATE	INVENTORS	ASSIGNEE	TITLE	STATUS

[*************]	[********]	[*****] [******] [*****]	[****] [********] [****]	[************** **************** **************** ******************* ***********]	[********* *********** ********]

[**************]	[********]	[*****] [******] [*****]	[****] [********] [*********] [********] [****]	[************** **************** **************** ************** ***************]	[*******] [********** ****** **********]

[*************]	[********]	[**********] [******]	[*******] [*******]	[****************** ******************* *************** *******]	[********* ********* ********]

[*************]	[********]	[**********] [******]	[*******] [*******]	[****************** ******************* *************** *******]	[********* ********* ********]

[*************]	[********]	[**********] [******]	[*******] [*******]	[****************** ******************* *************** *******]	[**************** ********]

[*************]	[********]	[*****] [******]	[****] [****]	[*********** ************ *************** ************* ************* *********** **************** *************]	[****** ************ **********]

[**************] [***********]	[********]	[*****] [******]	[****] [****]	[************** *************** *************** **************** *************** *************** *************]	[******* ******** ***** ********* ********]

[********* ********] [*************] [************ ********] [***************] [***********]	[********]	[*****] [******]	[****] [****]	[************** *************** *************** **************** *************** *************** *************]	[*******] [*******] [*********** ********* ********] [*******] [*******]

[**************]	[********]	[*****] [******]	[****] [****]	[************** *************** *************** **************** *************** *************** *************]	[*******] [********* ******** *****]

[**************]	[********]	[*****]	[****]	[************** ************* *************** *************]	[*******]

[**************] [***********]	[********]	[*****]	[****]	[************** ************* *************** *************]	[*********** ********* ******* *********]

[********* ********] [*************] [***************] [***********]	[********]	[*****]	[****]	[************** ************* *************** *************]	[*******] [*******] [*******] [*******]

[**************]	[********]	[*****] [*******] [*********]	[****] [***] [********]	[********** ************* *********]	[*******] [***********]

[**************]	[********]	[********] [*********] [*****]	[********] [********] [****]	[************** ***************** *************** ************* ******]	[*******]

[**************] [***********]	[********]	[********] [*********] [*****]	[********] [********] [****]	[************** ***************** *************** ************* ******]	[*******] [********* ********]

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Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

SN	FILING DATE	INVENTORS	ASSIGNEE	TITLE	STATUS

[********* ********] [************ *****] [***** **********] [*************] [****** **********] [****** *********] [****** **********] [****** **********] [****** **********]	[********]	[********] [*********] [*****]	[********] [********] [****]	[*************** ****************** ************ ********* **********]	[*******] [*******] [*******] [*******] [*******] [*******] [*******] [*******] [*******]

[**************]	[********]	[*****] [*********] [*********]	[****] [********] [***]	[*********** *********** **********]	[*******] [****** ***********]

[**************]	[********]	[*****] [*********] [*********] [*****] [********] [****]	[****] [********] [********] [********] [********] [********]	[************** ************** ************** *********]	[*******]

[**************]	[********]	[*****]	[****]	[************** ***************** *************** ************* *********]	[*******]

[**************]	[********]	[******] [*********]	[****] [********]	[************** ***************** *************** ************* ********]	[*******]

[**************]	[********]	[******] [*********]	[****] [********]	[************** ***************** *************** ************* ********]	[*******]

	[********]	[*****] [*********] [*********]	[****] [********] [********]	[************** ***************** *************** ************* ********]	[*******]

	[********]	[*****] [*********] [*********]	[****] [********] [********]	[************** ***************** *************** ************* ********]	[*******]

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Section II: LOEB PATENTS

SN	FILING DATE	INVENTORS	ASSIGNEE	TITLE	STATUS

[**************]	[********]	[*********] [*****]	[****] [****]	[************** ************* ***************]	[*******]

[**************] [***********]	[********]	[*********] [*****]	[****] [****]	[************** ************* ***************]	[*********], [*******] [*****] [********] [******]

[********* ********] [***** ***********] [************ *****] [***** **********] [*************] J[****** **********] [****** **********] [********* **********]	[********]	[*********] [*****]	[****] [****]	[************** ************* ***************]	[*******] [*******] [*******] [******] [*******] [******]

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Section III: ISIS PATENTS

[** **********]	[********]	[**********] [******]	[****** ** ****** **]	[****** ************** **************** *************** *******]	[****** ********* ********]

[** **********]	[********]	[**********] [******]	[****** ** ****** **]	[****** ************** **************** *************** *******]	[****** ********* ********]

[** **********]	[********]	[**********] [******]	[****** ** ****** **]	[****** ************** **************** *************** *******]	[****** ********* ********]

Section IV: COLEY PATENTS

[**************]	[********]	[******] [******]	[********] [********]	[*********** ********** ************ ******* **************** *** ************]	[*******]

[**************] [***********]	[********]	[******] [******]	[********] [********]	[*********** ********** ************ ******* **************** *** ************]	[******* ************* ********* ********]

[********] [********] [****** *******] [****** ********] [*************] [********* ********] [**********] [******] [**********] [********]	[********]	[********] [********]	[********] [********]	[*********** ********** ************* ***** ***************** **** ****************]	[************* ******* ******* ******* ******* ****** ******** ************* ******** **********]

[**************]	[********]	[*****] [******] [*********] [****] [*********] [******]	[****] [********] [********]	[*********** ************** ************** ***********]	[*******]

[**************]	[********]	[*********] [*********]	[********] [********]	[*********** ************** ************** ************** *************** *************** *********]	[*******]

[**************]	[********]	[*********] [*********]	[********] [********]	[*********** ************** ************** ************** *************** *************** *********]	[*******]

[**************]	[********]	[******] [*******] [******]	[********] [********] [********]	[************** ************** ************** ************** *************** *************** ***************]	[************ ************ ******** ******** *****]

[**************]	[********]	[******] [******] [****]	[********] [********] [********]	[************** ************** ************** *************** **************** **************** ***************]	[************ ************ ******** ******** *****]

[********* ****** [******] [******] [*****]	[********]	[******] [*******] [****]	[********] [********] [********]	[************** ************** ************** **************** *************** *************** ***************]	[*******] [*******] [*******] [*******]

[*************]	[********]	[*****] [******] [*****]	[****] [********] [****]	[************** **************** **************** **************** ***************]	[********* *********** ********]

[**************************************************************************]

[***************************************************************************]

[*********************************************************************************************]

[******************************************************************************]

[********************************************************************************]

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Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Appendix B: KNOW HOW

Know-How is owned solely or jointly by COLEY or COLEY has exclusive license or option rights thereto and shall include without limitation:

•	[*************************************************************************************************** ***********************************]

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•	[*******************************************************************]

•	[************************************************************************]

•	[****************]

•	[**************************************************************************************]

•	[************************************************************************]

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